UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2005

Professional Lease Management Income Fund I, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	0-28376	94-3209289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Nyala Farms Road	Westport CT	06880
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203)-341-0555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 18, 2005, Professional Lease Management Income Fund I, LLC (“Fund I”) completed the sale of its railcar business and related assets to CIT Group Inc., a Delaware corporation (“Purchaser”). As previously reported, the sale was consummated pursuant to an Asset Purchase Agreement, dated as of August 4, 2005 (the “Asset Purchase Agreement”), by and among Purchaser, Fund I and several entities affiliated with Fund I (collectively, the “Sellers”). The assets sold to the Purchaser include railcars owned and leased by the Sellers as well as management contracts pursuant to which Sellers manage and lease railcars owned by unaffiliated third parties. Under the terms of the Asset Purchase Agreement, Purchaser paid Sellers an aggregate gross cash purchase price of approximately $146.9 million, which included the base purchase of $119.8 million and adjustments of $27.1 million primarily consisting of an adjustment for the actual number of railcars cars manufactured and delivered to Sellers in 2005. Of the $146.9 million, Fund I received approximately $27.3 million. The amount received by Fund I was based on the appraised value of the railcars sold by Fund I to Purchaser, as determined by an independent third party appraiser.

A copy of the Asset Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 2.01 disclosure by reference. Other than in respect of the Asset Purchase Agreement and the agreements entered into in connection therewith, there are no material relationships between Purchaser and Fund I or any of its affiliates, or any director or officer of Fund I, or any associate of such director or officer.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The sale was completed on August 18, 2005. The unaudited pro forma financial information shown below is based on audited and unaudited historical financial statements of Fund I. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the sale.

The unaudited pro forma financial statements are as follows:

1)	an unaudited pro forma balance sheet as of June 30, 2005 giving effect to the sale as if it had occurred on June 30, 2005
2)	an unaudited pro forma statement of income for the six months ended June 30, 2005, giving effect to the sale as of it had occurred on January 1, 2005
3)	an unaudited pro forma statement of income for the year ended December 31, 2004, giving effect to the sale as if it had occurred on January 1, 2004

The unaudited pro forma financial statements include preliminary assumptions and adjustments related to the sale. These pro forma adjustments have been made to illustrate the anticipated financial effect of the sale. The adjustments are based upon available information and assumptions that the manager of Fund I believes are reasonable as of the date of this filing. Actual adjustments, however, may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial statements. The pro forma financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of Fund I included in its Annual Report on Form 10-KSB for the year ended December 31, 2004 and the unaudited financial statements filed in Fund I’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005.

The unaudited pro forma financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the results of operations or financial position that would have been reported had the sale been completed as of the dates presented. The information is not representative of future results of operations or financial position.

PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
(A Delaware Limited Liability Company)
Pro Forma Condensed Balance Sheet
As of June 30, 2005
(in thousands of dollars)
(unaudited)

		Asset
Assets	As Reported	Disposition	Notes	Pro Forma

Equipment held for operating leases, at cost	$ 89,668	$ (32,110)	(a)	$ 57,558
Less accumulated depreciation	(56,525)	14,859	(a)	(41,666)
Net equipment	33,143	(17,251)		15,892

Cash and cash equivalents	10,348	26,453	(b)	36,801
Accounts and other receivables, net of allowance
for doubtful accounts	3,019	--		3,019
Equity investments in affiliated entities	572	--		572
Other assets, net of accumulated amortization	1,135	--		1,135

Total assets	$ 48,217	$ 9,202		$ 57,419

Liabilities and members' equity

Liabilities

Accounts payable and accrued expenses	$ 273	$ --		$ 273
Due to affiliates	214	--		214
Reserves for repairs	1,864	--		1,864
Lessee deposits and prepaid revenues	604	--		604
Total liabilities	2,955	--		2,955

Commitments and contingencies

Members' equity

Class A members	45,262	9,202	(c)	54,464
Class B member	-			-
Total members' equity	45,262	9,202		54,464

Total liabilities and members' equity	$ 48,217	$ 9,202		$ 57,419

(a) This adjustment reflects the reduction in cost and accumulated depreciation of the owned railcars due to the sale.
(b) This adjustment reflects the net cash proceeds received after sale expenses from the sale of owned railcars.
(c) This adjustment reflects the net gain on disposal of owned railcars.

PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
(A Delaware Limited Liability Company)
Pro Forma Condensed Statement of Income
For the Six Months Ended June 30, 2005
(in thousands of dollars except weighted-average Class A unit amounts)
(unaudited)

		Asset
Revenues	As Reported	Disposition (a)	Pro Forma

Lease revenue	$10,353	$(1,986)	$8,367
Interest and other income	110	--	110
Gain on disposition of equipment	279	--	279
Total revenues	10,742	(1,986)	8,756

Expenses

Depreciation	2,848	(1,295)	1,553
Operations support	2,732	(282)	2,450
Management fees to affiliate	573	(137)	436
Interest expense	42	--	42
General and administrative expenses to affiliates	301	(196)	105
Other general and administrative expenses	514	(130)	384
Provision for bad debts	270	72	342
Total expenses	7,280	(1,968)	5,312

Equity in net income of equity investments	231	--	231

Net income	$3,693	$(18)	$3,675

Members' share of net income

Class A members	$3,255	$(18)	$3,237
Class B member	438	--	438

Total	$3,693	$(18)	$3,675

Class A members’ net income per
weighted-average unit	$0.65	$--	$0.65

(a) To eliminate the revenues and expenses attributable to the sold assets.

PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
(A Delaware Limited Liability Company)
Pro Forma Condensed Statement of Income
For the Year Ended December 31, 2004
(in thousands of dollars except weighted-average Class A unit amounts)
(unaudited)

		Asset
Revenues	As Reported	Disposition (a)	Pro Forma

Lease revenue	$20,398	$(3,791)	$16,607
Interest and other income	804	(6)	798
Gain on disposition of equipment	2,537	--	2,537
Loss on disposition of equipment	(2)	--	(2)
Total revenues	23,737	(3,797)	19,940

Expenses

Depreciation	6,550	(3,012)	3,538
Operations support	7,569	(1,251)	6,318
Management fees to affiliate	1,206	(253)	953
Interest expense	973	--	973
General and administrative expenses to affiliates	491	(393)	98
Other general and administrative expenses	1,373	(278)	1,095
Recovery of bad debts	(1,431)	(52)	(1,483)
Total expenses	16,731	(5,239)	11,492

Equity in net income of equity investments	602	--	602

Net income	$7,608	$1,442	$9,050

Members' share of net income

Class A members	$7,608	$1,442	$9,050
Class B member	--	--	--

Total	$7,608	$1,442	$9,050

Class A members’ net income per
weighted-average unit	$1.53	$0.29	$1.82

(a) To eliminate the revenues and expenses attributable to the sold assets.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Lease Management Income Fund I, L.L.C. By PLM Financial Services, Inc. Its Manager
By: /s/ Richard K Brock
Date: August 24, 2005	Richard K Brock Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1
Asset Purchase Agreement dated as of August 4, 2005, by and among CIT Group Inc. and MILPI Holdings, LLC, Rail Investors I LLC, Rail Investors II LLC, Transportation Equipment-PLM, LLC, PLM Investment Management, Inc., PLM Transportation Equipment Corporation, PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, PLM Equipment Growth & Income Fund VII, Professional Lease Management Income Fund I, LLC, PLM Equipment Growth Fund Canada Limited, PLM Investment Fund LLC, PLM Rail Partners, LLC, PLM Rail V, LLC, and Acquisub, LLC